Exhibit  23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-15820 on Form S-3 and Registration Statement Nos. 33-20308, 33-63610, 33-69400, 333-24605, 333-81963, 333-85841, 333-94349, 333-83116, 333-91198, 333-123187, 333-123186, 333-136237, 333-150728, 333-158535 and 333-158536 on the respective Forms S-8; and in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-67928 on Form S-4 of our report dated December 1, 2009, relating to the consolidated financial statements of International Game Technology (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of accounting guidance relating to accounting for uncertainty in income taxes during the first quarter of fiscal 2008), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of International Game Technology for the year ended September 30, 2009.

/s/DELOITTE & TOUCHE LLP

Costa Mesa, California
December 1, 2009